UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 15, 2016

(Date of earliest event reported)

Glu Mobile Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33368	91‑2143667
(Commission File Number)	(IRS Employer Identification No.)

500 Howard Street, Suite 300
San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

(415) 800‑6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 19, 2016, Glu Mobile Inc. (“Glu”) acquired substantially all of the intangible assets and certain other assets (the “Acquisition”) of Plain Vanilla Corp., a Delaware corporation (“Plain Vanilla”), pursuant to an Asset Purchase Agreement (the “APA”) by and between Glu and Plain Vanilla.  Plain Vanilla, which is based in Reykjavik, Iceland, is the developer of the QuizUp interactive software application for mobile devices.

Pursuant to the terms of the APA, acquired substantially all of the intangible assets of Plain Vanilla, including all rights to QuizUp and certain other assets, including approximately $1.2 million in cash.  In exchange, Glu agreed to forgive and cancel $7.5 million in aggregate principal amount of convertible promissory notes of Plain Vanilla held by Glu (the “Notes”), and all interest thereon, with $2.5 million in aggregate principal amount of the Notes forgiven and cancelled at the closing of the Acquisition, and with the remaining $5.0 million in aggregate principal amount of the Notes and all outstanding interest thereon forgiven and cancelled on March 31, 2017, but only if QuizUp has been published on the Apple App Store and Google Play Store through the Glu Games Inc. publishing account and is functioning consistent with past practice while published by Plain Vanilla as of such date, and provided, that such forgiveness and cancellation is subject to any deductions therefrom that may be made by Glu pursuant to the terms of the APA in satisfaction of Plain Vanilla’s indemnification obligations thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Directors

On December 15, 2016, the Board of Directors of Glu (the “Board”) increased the size of the Board from eight directors to nine directors and appointed Glu’s Chief Executive Officer, Nick Earl, to the Board as a Class II director.  Mr. Earl has also been assigned as a member of the Board’s Strategy Committee.

Since Mr. Earl is one of Glu’s executive officers, Mr. Earl will not be compensated for his service on the Board or any committee of the Board on which he serves.   Mr. Earl has no relationships or transactions with Glu that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As noted in Item 5.02 above, on December 15, 2016, the Board increased the size of the Board from eight directors to nine directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

Date: December 21, 2016	By:	/s/ Scott J. Leichtner
	Name:	Scott J. Leichtner
	Title:	Vice President and General Counsel